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Proxy Statement Pursuant to Section 14(a) of the Securities
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JPMorgan Trust I

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April 27, 2009

Q&A for Combined Proxy Statement/Prospectus (N-14) –Equity and Fixed Income Funds (Mergers)

Why are proxy materials being sent to shareholders and what is the timeline?

The materials are being mailed to shareholders on or about April 24, 2009 in preparation for the special shareholder meeting to be held on June 15, 2009, concerning the merger of certain J.P. Morgan Funds. We are proposing two (2) equity fund mergers and eight (8) fixed income fund mergers. Each acquired fund will be merged into an acquiring fund that has similar investment objectives and restrictions and will reduce overlapping product offerings. Below outlines the proposed mergers and associated timeline:

Acquired Funds		Acquiring Funds
JPMorgan Capital Growth Fund	merges with and into	JPMorgan Diversified Mid Cap Growth Fund (to be renamed JPMorgan Mid Cap Growth Fund if merger is approved)
JPMorgan Diversified Mid Cap Value Fund	merges with and into	JPMorgan Mid Cap Value Fund
JPMorgan Bond Fund	merges with and into	JPMorgan Core Plus Bond Fund
JPMorgan Short Term Bond Fund	merges with and into	JPMorgan Short Duration Bond Fund
JPMorgan Tax Aware Enhanced Income Fund*	merges with and into	JPMorgan Short Term Municipal Bond Fund (to be renamed JPMorgan Short-Intermediate Municipal Bond on April 30, 2009)
JPMorgan Tax Aware Short-Intermediate Income Fund*	merges with and into	JPMorgan Short Term Municipal Bond Fund (to be renamed JPMorgan Short-Intermediate Municipal Bond on April 30, 2009)
JPMorgan Intermediate Bond Fund	merges with and into	JPMorgan Core Bond Fund
JPMorgan Kentucky Municipal Bond Fund**	merges with and into	JPMorgan Intermediate Tax Free Bond Fund
JPMorgan Louisiana Municipal Bond Fund**	merges with and into	JPMorgan Intermediate Tax Free Bond Fund
JPMorgan West Virginia Municipal Bond Fund**	merges with and into	JPMorgan Intermediate Tax Free Bond Fund

* Both JPMorgan Tax Aware Enhanced Income Fund and JPMorgan Tax Aware Short-Intermediate Income Fund are proposed to merge into JPMorgan Short Term Municipal Bond Fund. Each merger is independent of the other and not contingent on receipt of both sets of shareholders’ approval; therefore, it is possible that neither or only one merger would be completed.

** Each of the JPMorgan Kentucky Municipal Bond Fund, JPMorgan Louisiana Municipal Bond Fund, and JPMorgan West Virginia Municipal Bond Fund are proposed to merge into JPMorgan Intermediate Tax Free Bond Fund. Each merger is independent of the others and not contingent on receipt of all three Acquired Funds’ shareholders’ approval; therefore, it is possible that none or only one or two of the mergers would be completed.

Timeline

Record Date	March 23, 2009	Shareholders of record on this date for the acquired funds will be mailed proxy materials
Mail Date	April 24, 2009	Materials will start to be mailed on or about April 24
Shareholder Meeting	June 15, 2009	All shareholder votes will be counted to determine if required approvals for proposals have been received.
Merger Date	June 26, 2009	Fund mergers will become effective as of the close of business on Friday, June 26, 2009, if shareholders approve the mergers.

Are all of the fund mergers addressed in one mailing?

No, there is a Combined Proxy Statement/Prospectus (N-14) for the Equity Mergers and a Combined Proxy Statement/Prospectus (N-14) for the Fixed Income Mergers.

Are there additional proxy items being mailed?

In addition to the merger mailing, a Proxy Statement (Schedule 14A) will be mailed to the shareholders of funds in JPMorgan Trust II on or about April 24, 2009. This Proxy Statement is for the election of the Board of Trustees and includes other changes to certain J. P. Morgan Funds.

How do the merger proposals align with the Combined Proxy Statement/Prospectus (N-14) documents that will be mailed to shareholders?

The proposals are aligned with the documents as follows:

Material Title	Acquired Funds	Proposals for Shareholder Vote
Combined Proxy Statement/Prospectus (N-14) - Equity	JPMorgan Capital Growth Fund JPMorgan Diversified Mid Cap Value Fund	1 proposal to approve: • Agreement and Plan of Reorganization
Combined Proxy Statement/Prospectus (N14) – Fixed Income

JPMorgan Bond Fund

JPMorgan Short Term Bond Fund

JPMorgan Tax Aware Enhanced Income Fund

JPMorgan Tax Aware Short-Intermediate Income Fund

JPMorgan Intermediate Bond Fund

JPMorgan Kentucky Municipal Bond Fund

JPMorgan Louisiana Municipal Bond Fund

JPMorgan West Virginia Municipal Bond Fund

1 proposal to approve: • Agreement and Plan of Reorganization

Have the Funds’ Board of Trustees approved these mergers and how do they recommend shareholders vote?

The Board of Trustees approved the mergers at a meeting held on February 18, 2009. The Board of Trustees recommends a vote “FOR” on all proposals.

Will the portfolio management team for the acquired funds change?

Both of the equity acquired funds will merge into acquiring funds managed by the same portfolio management team. For the eight (8) fixed income mergers, two (2) of the acquired funds do not have the same portfolio management team as the acquiring funds: JPMorgan Bond Fund, which is merging into the JPMorgan Core Plus Bond, and the JPMorgan Short Term Bond Fund, which is merging into the JPMorgan Short Duration Bond Fund. The remaining six (6) fixed income funds have some overlap among the portfolio management teams, but not all individuals managing the acquired funds will be managing the acquiring funds. Please refer to the Combined Proxy Statement/Prospectus (N-14) for the Fixed Income Mergers for further details.

How will a shareholder in an acquired fund be affected?

If approved by a shareholder vote of the acquired fund, the assets and liabilities of that fund will be combined with those of a corresponding acquiring fund. Following the merger, shareholders will receive shares of the acquiring fund that in total are equal in total dollar value to the shares of the fund they owned immediately prior to the merger.

What class of shares will shareholders be receiving?

Upon merger completion, shareholders will receive the following shares:

Acquired Fund		Acquiring Fund
JPMorgan Capital Growth Fund		JPMorgan Diversified Mid Cap Growth Fund
Class A	→	Class A
Class B	→	Class B
Class C	→	Class C
Select Class	→	Select Class
Class R2	→	Class R2*

JPMorgan Diversified Mid Cap Value Fund		JPMorgan Mid Cap Value Fund
Class A	→	Class A
Class B	→	Class B
Class C	→	Class C
Select Class	→	Select Class
Ultra	→	Institutional Class
JPMorgan Bond Fund		JPMorgan Core Plus Bond Fund
Class A	→	Class A
Class B	→	Class B
Class C	→	Class C
Select Class	→	Select Class
Institutional Class	→	Institutional Class*
Ultra	→	Ultra

JPMorgan Short Term Bond Fund		JPMorgan Short Duration Bond Fund
Class A	→	Class A
Select Class	→	Select Class
Institutional Class	→	Ultra

JPMorgan Tax Aware Enhanced Income Fund		JPMorgan Short-Intermediate Municipal Bond Fund
Class A	→	Class A
Select Class	→	Select Class
Institutional Class	→	Institutional Class**

Acquired Fund		Acquiring Fund
JPMorgan Tax Aware Short-Intermediate Income Fund		JPMorgan Short-Intermediate Municipal Bond Fund
Select Class	→	Select Class
Institutional Class	→	Institutional Class**

JPMorgan Intermediate Bond Fund		JPMorgan Core Bond Fund
Class A	→	Class A
Class B	→	Class B
Class C	→	Class C
Select Class	→	Select Class
Ultra	→	Ultra

JPMorgan Kentucky Municipal Bond Fund		JPMorgan Intermediate Tax Free Bond Fund
Class A	→	Class A
Class B	→	Class B
Select Class	→	Select Class

JPMorgan Louisiana Municipal Bond Fund		JPMorgan Intermediate Tax Free Bond Fund
Class A	→	Class A
Class B	→	Class B
Select Class	→	Select Class

JPMorgan West Virginia Municipal Bond Fund		JPMorgan Intermediate Tax Free Bond Fund
Class A	→	Class A
Class B	→	Class B
Select	→	Select
*	Class R2 will be added to the JPMorgan Diversified Mid Cap Growth Fund to accommodate the merger, if approved.
**	An Institutional Class will be added to the JPMorgan Core Plus Bond Fund and the JPMorgan Short-Intermediate Municipal Bond Fund to accommodate the mergers if approved.

Will the mergers change fees charged to shareholders?

The Advisors, the Administrator and the Distributor have committed to waiving their fees and/or reimbursing the expenses of the Acquiring Funds in order to maintain the net expense ratios (excluding any fees and expenses associated with investment in other funds, dividend expenses related to short sales, interest (including interest related to investments in inverse floaters), taxes and extraordinary expenses and expenses related to the Board of Trustees’ deferred compensation plan) at a level equal to or less than those in place prior to the merger for the applicable class until June 30, 2010, for fixed income funds, and October 31, 2010, for equity funds. There is no guarantee that such waivers/reimbursements will be continued after these dates.

The investment advisory fee for the JPMorgan Diversified Mid Cap Growth Fund is 65 basis points, 25 basis points higher than the investment advisory fee for JPMorgan Capital Growth Fund. However, the Advisor, Administrator and Distributor will waive their fees and/or reimburse expenses so that the net expense level for each class of JPMorgan Diversified Mid Cap Growth Fund, post-merger, will be equal to or less than the net expense level for each class of the JPMorgan Capital Growth Fund in effect prior to the merger until October 31, 2010. There is no guarantee that such waivers/reimbursements will be continued after October 31, 2010.

The Ultra shareholders of the JPMorgan Diversified Mid Cap Value Fund will receive Institutional Class Shares of the JPMorgan Mid Cap Value Fund. While the JPMorgan Mid Cap

Value Fund Institutional Class Shares are subject to a shareholder servicing fee of 10 basis points, the overall net expense level will decrease by 9 basis points for Ultra shareholders of the JPMorgan Diversified Mid Cap Value Fund as a result of the Merger and will remain at that level until October 31, 2010. There is no guarantee that the waivers/reimbursements for the JPMorgan Mid Cap Value Fund will be continued after October 31, 2010.

Institutional Class Shares of the JPMorgan Short Term Bond Fund charge a separate shareholder servicing fee. This share class is merging into the Ultra Shares of the JPMorgan Short Duration Bond Fund, which does not charge a shareholder servicing fee.

Will shareholders have to pay any sales load, commission, redemption fee, or other transactional fee in connection with the mergers?

No. The full value of shares will be exchanged for shares of the indicated class of the corresponding funds without any sales load, commission, redemption fee or other transactional fee being imposed. The Funds’ adviser, distributor or administrator will waive fees or reimburse the Funds for the costs and expenses of the mergers, except for brokerage fees and brokerage expenses related to the disposition and acquisition of Fund assets, which will be borne by the particular Funds.

Will shareholders have to pay any federal income taxes as a result of the mergers?

Each transaction is intended to qualify as a tax-free reorganization for federal income tax purposes. As a condition of the closing of each transaction, each fund will receive an opinion of legal counsel to the effect that the reorganization will qualify as a tax-free reorganization for federal income tax purposes. Opinions are not binding on the Internal Revenue Service or the courts so shareholders should consider separately any state, local and other tax consequences in consultation with their tax advisors.

Will the acquired funds be closed to new purchases?

The acquired funds will continue to accept new purchases. Effective Monday, June 22, all Acquired Funds will have a T+ 1 settlement. Effective, Wednesday, June 24, trading through NSCC will be suspended.

After the merger date, purchases received from direct investors for accounts previously held in acquired funds will be made into the acquiring fund.

Will the CUSIPs and ticker symbols of the surviving funds change?

The CUSIPs and ticker symbols of the surviving funds will not change.

What happens if the shareholders do not vote their proxy?

All Shareholders are encouraged to vote their shares. ComputerShare, the Proxy Solicitor, has been retained to assist us with this process. Shareholders who do not vote their shares may receive a telephone call or additional mailings from the solicitor encouraging them to vote their shares.

What happens if a shareholder needs a copy of a Combined Prospectus/Proxy Statement, a proxy card or other proxy materials?

Shareholders can receive additional copies of any proxy materials, including Combined Prospectus/Proxy Statements, proxy cards and voting instructions, by calling 1-866-963-6135.

What happens if proposals are not approved by shareholders?

If the merger for any individual Acquired Fund is not approved by shareholders, then that individual Acquired Fund will remain in existence and continue within its current trust, and the Board of Trustees of the Fund will consider what, if any, additional steps to take, including potential liquidation of the Fund.

What will shareholders receive to confirm the completion of the merger of the funds?

If approved by shareholders, the mergers of the funds are expected to occur on June 26, 2009. A confirmation statement will be mailed on or about June 29, 2009 to shareholders who owned funds that were merged away on June 26, 2009.

Contact JPMorgan Funds Distribution Services at (1-800-480-4111) for a fund prospectus. You can also visit us at www.jpmorganfunds.com. Investors should carefully consider the investment objectives and risks as well as charges and expenses of the mutual fund before investing. The prospectus contains this and other information about the mutual fund. Read the prospectus carefully before investing.

J. P. Morgan Funds are distributed by JPMorgan Distribution Services, Inc., which is an affiliate of JPMorgan Chase & Co. Affiliates of JPMorgan Chase & Co. receive fees for providing various services to the Funds. Products and services are offered by JPMorgan Distribution Services, Inc.